Fourth Quarter and Year End 2020 Highlights and Accomplishments

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, attributable to controlling interest, or MFFO, equaled $35.4 million for the year ended December 31, 2020, representing year-over-year growth of 4.8 percent compared to MFFO of $33.8 million for the year ended December 31, 2019. MFFO during the fourth quarter 2020 equaled $6.6 million, representing a decline of 37.7 percent compared to MFFO of $10.6 million for the fourth quarter 2019. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $38.5 million for the year ended December 31, 2020, representing year-over-year growth of 27.9 percent compared to FFO of $30.1 million for the year ended December 31, 2019. FFO equaled $9.1 million during the fourth quarter 2020, representing a decline of 25.0 percent compared to fourth quarter 2019 FFO of $12.2 million. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding FFO.)
- Net operating income, or NOI, totaled $71.4 million for the year ended December 31, 2020, representing an increase of 11.4 percent compared to NOI of $64.1 million for the year ended December 31, 2019. NOI during the fourth quarter 2020 equaled $16.5 million, a decrease of 14.2 percent compared to fourth quarter 2019 NOI of $19.2 million. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding NOI.)
- Net loss for both of the years ended December 31, 2020 and 2019 totaled approximately $(18.9 million). Net loss during the fourth quarter 2020 equaled $(4.7 million) as compared to net income during the fourth quarter 2019 of $1.3 million. (Please see financial reconciliation tables and notes on the back page of

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GRIFFIN AMERICAN IV HEALTHCARE REIT

INVESTOR UPDATE

FOURTH QUARTER AND YEAR END 2020

April 22, 2021

Dear Fellow Stockholder:

Griffin-American Healthcare REIT IV recently filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission, or SEC, and I am pleased to provide you with our year-end update for 2020.

As we have shared with you over the course of the past twelve months, the company has been confronted with a host of unique and significant challenges since the onset of the global COVID-19 pandemic in March 2020. Portfolio occupancy, revenue and expenses have all been impacted, particularly within our senior housing properties.

Indeed, occupancy within our senior housing—RIDEA[1] properties fell from 84.7 percent at the close of 2019 to just 68.1 percent at the end of 2020. Higher operating costs at these facilities due to the greater reliance on personal protective equipment and expanded labor costs also continue to negatively impact the company's overall performance.

Other components of our portfolio, particularly our medical office buildings, have fared better in the face of the pandemic. Overall, we are pleased with the performance of the Griffin-American Healthcare REIT IV portfolio, which continues to demonstrate considerable resiliency in the face of the headwinds wrought by the pandemic.

In our recent letter to you, dated March 19, 2021, we disclosed that the annual valuation of the company's portfolio, which was calculated at the height of the pandemic, resulted in our board of directors adopting an updated estimated per share net asset value, or NAV, of $9.22 as of September 30, 2020.[2] The most recent previous NAV was $9.54 as of December 31, 2019.

Given the timing of the portfolio valuation, performed during the worst months of the pandemic, we view this relatively mild decline in our NAV, just 3.4 percent, as a sign of strength given the dramatic impact of the COVID-19 pandemic. As such, our confidence in the future prospects for this company remains steadfast — the reality is that the quality of our portfolio, the underlying demographics of the world's aging population and the growing demand for healthcare services have not changed. The impact to our NAV is almost entirely due to what we believe are temporary disruptions wrought by the COVID-19 pandemic and which we are confident will fade over time once the pandemic has been brought to heel and the nation returns to a pre-pandemic environment.

Since the onset of the COVID-19 pandemic in the United States during the first quarter 2020, the executive management team and board of directors of Griffin-American Healthcare REIT IV have been focused on the preservation of cash and liquidity in order to help the company navigate the meaningful challenges that have impacted our business. This strategy has proven successful to date, and the company remains well-equipped to weather the waning months of the pandemic.

In fact, as we also shared in our recent March 2021 letter, during the fourth quarter 2020, the board of directors formed a special committee to investigate potential strategic alternatives that may be available to the company to further enhance shareholder value. These strategic alternatives could include the sale of the company's assets, a listing of the company's shares on a national securities exchange, or a merger with another entity that we expect would enhance the value of the company. The strategic alternatives review process is an important one in the life of a non-traded real estate investment trust, or REIT, such as ours, and we are optimistic that

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Fourth Quarter and Year End 2020 Highlights and Accomplishments

this update for more information regarding net loss/income.)

- As of December 31, 2020, the company's non-RIDEA[1] property portfolio achieved a leased percentage of 95.7 percent and weighted average remaining lease term of 8.3 years. The company's portfolio of senior housing — RIDEA facilities achieved a leased percentage of 68.1 percent as of December 31, 2020. Portfolio leverage[3] was 39.5 percent.
- The company completed acquisitions totaling $66.2 million during 2020, based on aggregate contract purchase price. As of December 31, 2020, the company has acquired a 4.9 million-square-foot portfolio of 94 medical office buildings, senior housing facilities and skilled nursing facilities located in 28 states, in addition to an interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses, for an aggregate contract purchase price of $1.1 billion[4] and which is now estimated to have a value in excess of $1.3 billion.[5]
- The company declared and paid daily distributions equal to $0.40 per share annualized to its stockholders of record for the fourth quarter 2020.
- Subsequent to the close of the fourth quarter 2020, on March 18, 2021, the company's board of directors unanimously approved an updated estimated per share net asset value, or NAV, of our common stock of $9.22 calculated as of September 30, 2020.[2]
- The board of directors also announced, on March 19, 2021, that a special committee comprised of its three independent directors has been established to consider and evaluate potential strategic alternatives that may be available to the company in order to maximize shareholder value. As is typical during the evaluation of strategic alternatives, the board of directors suspended the company's distribution reinvestment plan and share repurchase plan until further notice.[2]

(continued from previous page)

the process will lead to enhanced value for you and all of our fellow stockholders. It is important to understand, however, that there is no guarantee that this process will lead to the successful completion of any of the options outlined above.[2]

Since the close of 2020, the dramatic surge in COVID-19 cases that began during the fall has abated and we have experienced an equally dramatic decline in case counts in recent months. This decline has coincided with a rapidly expanding nationwide vaccination program, and we are optimistic that the worst days of the pandemic are behind us.

We will continue to update you on our progress and recovery from the COVID-19 pandemic's toll as we seek to maximize the value of our mutual investments in Griffin-American Healthcare REIT IV. Should you have any questions, please contact your financial advisor for more information.

Thank you for your continued support.

Sincerely,



Jeff Hanson
Chairman and Chief Executive Officer
Griffin-American Healthcare REIT IV

(1) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.

(2) For more information, please refer to our Current Report on Form 8-K filed with the SEC on March 19, 2021.

(3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

(4) Based on aggregate contract purchase price of real estate investments acquired as of December 31, 2020, including an interest in a joint venture.

(5) Based on the gross real estate investments value estimated by the board of directors based in part on a valuation by an independent third-party valuation firm as of September 30, 2020, including an interest in a joint venture.

PORTFOLIO AT-A-GLANCE (AS OF DECEMBER 31, 2020)


SURPRISE MEDICAL PLAZA
Affiliated Dermatology

Surprise Medical Office Building | *Surprise, AZ*

PORTFOLIO SUMMARY

Aggregate Contract Purchase Price[1]:	$1.1 billion	Leased[2]:	95.7%
Buildings:	94	Weighted Average Remaining Lease Term[2]:	8.3 years
Gross Leasable Area (Sq Ft):	4.9 million	Leverage Ratio[3]:	39.5%

REGIONAL CONCENTRATION

(based on aggregate contract purchase price)[1]


Midwest
37.0%
West
27.9%
East
9.0%
South
26.1%

PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)[1]


Senior Housing
9.3%
Medical Office Buildings
55.6%
Skilled Nursing Facilities
10.8%
Senior Housing — RIDEA
24.3%

CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)[1]


$821.7 MILLION
$1.0 BILLION
$1.1 BILLION
Q4 2018
Q4 2019
Q4 2020

(1) Based on aggregate contract purchase price of real estate investments acquired, excluding our interest in a joint venture which owns a portfolio of integrated senior health campuses and ancillary businesses.

(2) Excludes our senior housing — RIDEA facilities. Our senior housing — RIDEA facilities were 68.1% leased as of December 31, 2020 and substantially all of our leases with residents at such properties are for a term of one year or less.

(3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PROPERTY PORTFOLIO (AS OF DECEMBER 31, 2020)

	Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %	Aggregate Contract Purchase Price
1	Auburn Medical Office Building	MOB	Jun 2016	Auburn, CA	19,000	100%	$5,450,000
2	Pottsville Medical Office Building	MOB	Sep 2016	Pottsville, PA	36,000	100%	$9,150,000
3	Charlottesville Medical Office Building	MOB	Sep 2016	Charlottesville, VA	74,000	100%	$20,120,000
4	Rochester Hills Medical Office Building	MOB	Sep 2016	Rochester Hills, MI	30,000	87.1%	$8,300,000
5	Cullman Medical Office Building III	MOB	Sep 2016	Cullman, AL	52,000	100%	$16,650,000
6	Iron Medical Office Building Portfolio	MOB	Oct 2016	Cullman & Sylacauga, AL	208,000	93.5%	$31,000,000
7	Mint Hill Medical Office Building	MOB	Nov 2016	Mint Hill, NC	58,000	100%	$21,000,000
8	Lafayette Assisted Living Portfolio	SEN — RIDEA	Dec 2016	Lafayette, LA	80,000	64.0%	$16,750,000
9	Evendale Medical Office Building	MOB	Dec 2016	Evendale, OH	66,000	73.0%	$10,400,000
10	Battle Creek Medical Office Building	MOB	Mar 2017	Battle Creek, MI	46,000	78.9%	$7,300,000
11	Reno Medical Office Building	MOB	Mar 2017	Reno, NV	191,000	83.1%	$66,250,000
12	Athens Medical Office Building Portfolio	MOB	May 2017	Athens, GA	61,000	98.5%	$16,800,000
13	SW Illinois Senior Housing Portfolio	SEN	May 2017	Columbia, Millstadt, Red Bud & Waterloo, IL	191,000	100%	$31,800,000
14	Lawrenceville Medical Office Building	MOB	Jun 2017	Lawrenceville, GA	31,000	100%	$11,275,000
15	Northern California Senior Housing Portfolio	SEN — RIDEA	Jun 2017	Belmont, Fairfield, Menlo Park & Sacramento, CA	135,000	100%	$45,800,000
16	Roseburg Medical Office Building	MOB	Jun 2017	Roseburg, OR	62,000	100%	$23,200,000
17	Fairfield County Medical Office Building Portfolio	MOB	Sep 2017	Stratford & Trumbull, CT	80,000	94.0%	$15,395,000
18	Central Florida Senior Housing Portfolio	SEN — RIDEA	Nov 2017	Bradenton, Brooksville, Lakeland, Lake Placid, Pinellas Park, Sanford, Spring Hill & Winter Haven, FL	899,000	77.1%	$109,500,000
19	Central Wisconsin Senior Care Portfolio	SNF	Mar 2018	Sun Prairie & Waunakee, WI	236,000	100%	$22,600,000
20	Sauk Prairie Medical Office Building	MOB	Apr 2018	Prairie du Sac, WI	55,000	100%	$19,500,000
21	Surprise Medical Office Building	MOB	Apr 2018	Surprise, AZ	34,000	94.1%	$11,650,000
22	Southfield Medical Office Building	MOB	May 2018	Southfield, MI	85,000	80.9%	$16,200,000
23	Pinnacle Beaumont Assisted Living Facility	SEN — RIDEA	Jul 2018	Beaumont, TX	61,000	68.7%	$19,500,000
24	Grand Junction Medical Office Building	MOB	Jul 2018	Grand Junction, CO	83,000	100%	$31,500,000
25	Edmonds Medical Office Building	MOB	Jul 2018	Edmonds, WA	55,000	96.9%	$23,500,000
26	Pinnacle Warrenton Assisted Living Facility	SEN — RIDEA	Aug 2018	Warrenton, MO	34,000	89.1%	$8,100,000
27	Glendale Medical Office Building	MOB	Aug 2018	Glendale, WI	43,000	80.3%	$7,600,000
28	Missouri Skilled Nursing Facility Portfolio	SNF	Sep 2018	Florissant, Kansas City, Milan, Moberly, Salisbury, Sedalia & St. Elizabeth, MO	385,000	100%	$88,200,000
29	Flemington Medical Office Building Portfolio	MOB	Nov 2018	Flemington, NJ	49,000	91.1%	$16,950,000
30	Lawrenceville Medical Office Building II	MOB	Dec 2018	Lawrenceville, GA	45,000	100%	$9,999,000
31	Mill Creek Medical Office Building	MOB	Dec 2018	Mill Creek, WA	22,000	100%	$8,250,000
32	Modesto Medical Office Building	MOB	Dec 2018	Modesto, CA	58,000	100%	$16,000,000
33	Michigan Assisted Living Facility Portfolio	SEN	Dec 2018 & May 2019	Grand Rapids, Holland, Howell, Lansing & Wyoming, MI	328,000	100%	$70,000,000
34	Lithonia Medical Office Building	MOB	Mar 2019	Lithonia, GA	40,000	84.1%	$10,600,000
35	West Des Moines Skilled Nursing Facility	SNF	Mar 2019	West Des Moines, IA	39,000	100%	$7,000,000
36	Great Nord Medical Office Building Portfolio	MOB	Apr 2019	Tinley Park, IL; Chesterton & Crown Point, IN; & Plymouth, MN	143,000	93.8%	$44,000,000
37	Overland Park Medical Office Building	MOB	Aug 2019	Overland Park, KS	76,000	96.0%	$29,833,000
38	Blue Badger Medical Office Building	MOB	Aug 2019	Marysville, OH	34,000	100%	$13,650,000
39	Bloomington Medical Office Building	MOB	Aug 2019	Bloomington, IL	45,000	100%	$18,200,000
40	Memphis Medical Office Building	MOB	Aug 2019	Memphis, TN	27,000	100%	$8,700,000
41	Haverhill Medical Office Building	MOB	Aug 2019	Haverhill, MA	64,000	100%	$15,500,000
42	Fresno Medical Office Building	MOB	Oct 2019	Fresno, CA	32,000	92.7%	$10,000,000
43	Colorado Foothills Medical Office Building Portfolio	MOB	Nov 2019	Arvada, Centennial & Colorado Springs, CO	131,000	90.6%	$31,200,000
44	Catalina West Haven Assisted Living Facility	SEN — RIDEA	Jan 2020	West Haven, UT	66,000	70.3%	$12,799,000
45	Louisiana Senior Housing Portfolio	SEN — RIDEA	Jan 2020	Gonzales, Monroe, New Iberia, Shreveport & Slidell, LA	177,000	79.0%	$34,000,000
46	Catalina Madera Assisted Living Facility	SEN — RIDEA	Jan 2020	Madera, CA	97,000	73.6%	$18,260,000

PROPERTY PORTFOLIO (AS OF DECEMBER 31, 2020)


31
25
16
1
11
32
15
46
42
21
44
24
43
35
19
27
20
10
33
4
22
36
39
38
9
26
13
37
28
40
5
6
12
14
30
34
7
2
3
29
17
41
45
8
23
18
LEGEND
Medical Office Buildings (MOB)
Senior Housing (SEN)
Senior Housing — RIDEA (SEN — RIDEA)
Skilled Nursing Facilities (SNF)



Grand Junction Medical Office Building | *Grand Junction, CO*

FINANCIAL RECONCILIATION (FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2020 AND 2019)

FFO and MFFO Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2020	2019	2020	2019
Net (loss) income	$ (4,702,000)	$ 1,317,000	$ (18,942,000)	$ (18,851,000)
Add:				
Depreciation and amortization related to real estate — consolidated properties	12,385,000	10,065,000	50,304,000	45,626,000
Depreciation and amortization related to real estate — unconsolidated entity	877,000	826,000	3,517,000	3,365,000
Impairment of real estate investments — consolidated properties	578,000	—	3,642,000	—
Impairments and gain on disposition of real estate investments, net — unconsolidated entity	(21,000)	—	78,000	—
Net loss attributable to noncontrolling interests	277,000	6,000	885,000	82,000
Less:				
Depreciation, amortization and impairments — noncontrolling interests	(251,000)	(24,000)	(980,000)	(113,000)
FFO attributable to controlling interest	$ 9,143,000	$ 12,190,000	$ 38,504,000	$ 30,109,000
Acquisition related expenses(1)	$ (234,000)	$ 482,000	$ (160,000)	$ 1,974,000
Amortization of above- and below-market leases(2)	42,000	9,000	132,000	(207,000)
Change in deferred rent(3)	(975,000)	(1,177,000)	(4,207,000)	(2,925,000)
(Gain) loss in fair value of derivative financial instruments(4)	(1,432,000)	(1,016,000)	870,000	4,385,000
Adjustments for unconsolidated entity(5)	64,000	126,000	301,000	486,000
Adjustments for noncontrolling interests(5)	—	—	(6,000)	—
MFFO attributable to controlling interest	$6,608,000	$10,614,000	$ 35,434,000	$ 33,822,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	81,146,957	79,884,966	80,661,645	78,396,077
Net (loss) income per Class T and Class I common share — basic and diluted	$ (0.06)	$ 0.02	$ (0.23)	$ (0.24)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.11	$ 0.15	$ 0.48	$ 0.38
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.08	$ 0.13	$ 0.44	$ 0.43

Net Operating Income Reconciliation

	Three Months Ended December 31,		Years Ended December 31,	
	2020	2019	2020	2019
Net (loss) income	$ (4,702,000)	$ 1,317,000	$(18,942,000)	$(18,851,000)
General and administrative	4,731,000	3,822,000	16,691,000	15,235,000
Acquisition related expenses	(234,000)	482,000	(160,000)	1,974,000
Depreciation and amortization	12,385,000	10,065,000	50,304,000	45,626,000
Interest expense	3,400,000	3,643,000	20,825,000	20,576,000
Impairment of real estate investments	578,000	—	3,642,000	—
Loss (income) from unconsolidated entity	323,000	(82,000)	(629,000)	(267,000)
Other income	(8,000)	(13,000)	(286,000)	(175,000)
Income tax benefit	—	(25,000)	—	(8,000)
Net operating income	$ 16,473,000	$ 19,209,000	$ 71,445,000	$ 64,110,000

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under accounting principles generally accepted in the United States, or GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

(4) Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5) Includes all adjustments to eliminate the unconsolidated entity's share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (4) above to convert our FFO to MFFO.